Exhibit 10.5

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of April 23, 2012 by and among Ignite Restaurant Group, Inc., a Delaware corporation (the “Borrower”), the other Credit Parties signatory hereto, General Electric Capital Corporation, a Delaware corporation, as the Agent for the several financial institutions from time to time party to the Credit Agreement referenced below (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender (including as Swingline Lender), and the Required Lenders signatory hereto.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as defined below), as amended hereby.

R E C I T A L S:

WHEREAS, the Borrower, the other Credit Parties, the Agent and the Lenders entered into that certain Credit Agreement, dated as of March 24, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Required Lenders and the Agent amend the Credit Agreement, and the Required Lenders and the Agent have agreed to amend the Credit Agreement in connection therewith, all as set forth in this Amendment and upon the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1                                         Amendment to Credit Agreement effective as of the Fourth Amendment Effective Time:  The following amendment shall become effective as of the Fourth Amendment Effective Time:

(a)           Section 11.1 of the Credit Agreement is hereby amended by inserting therein the following defined term in its proper alphabetical order:

““Specified IPO” shall mean the first underwritten public offering by Borrower of its Stock occurring after the Closing Date, but in any event on or prior to July 31, 2012, pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, that results in cash proceeds to the Borrower.”

2                                         Amendments to Credit Agreement effective concurrently with consummation of the Specified IPO:  The following amendments shall become effective on the date on which the Borrower receives proceeds from the Specified IPO:

(a)           Section 1.1(c)(i) of the Credit Agreement is hereby amended by amending and restating the first parenthetical appearing therein to read in its entirety as follows:

“(or, so long as the Borrower remains responsible for the payment in full of all amounts drawn thereunder and related fees, costs, and expenses, for the account of any Subsidiary of the Borrower)”

(b)                               Section 1.8(c) is hereby amended by amending and restating the phrase “If Parent or any Subsidiary of Parent shall at any time or from time to time:” appearing therein with the phrase “If the Borrower or any Subsidiary of Borrower shall at any time or from time to time:”.

(c)                                Section 1.8(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(d)         Issuance of Securities.

(i)            Immediately upon the receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds of the issuance of Stock or Stock Equivalents (including any capital contribution but excluding Net Issuance Proceeds of the Specified IPO) or debt securities (other than Net Issuance Proceeds from the issuance of (A) debt securities in respect of Indebtedness permitted hereunder, and (B) Excluded Equity Issuances), Borrower shall deliver, or cause to be delivered, to Agent an amount equal to 50% of such Net Issuance Proceeds, for application to the Loans in accordance with subsection 1.8(g); provided, however, that if the Effective Leverage Ratio for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 4.1 is at least 0.25 less than the maximum permitted Effective Leverage Ratio for such Fiscal Quarter, then the Borrower shall not be required to deliver, or cause to be delivered, Net Issuance Proceeds from the issuance of any such Stock or Stock Equivalents to Agent for application to the Loans.

(ii)           Notwithstanding anything to the contrary provided herein, within one (1) Business Day after the receipt by Borrower of proceeds from the Specified IPO, the Borrower shall deliver to Agent, for application to the Loans in accordance with subsection 1.8(g), an amount equal to the greater of (a) $35,000,000 and (b) the lesser of (1) 56% of the gross cash proceeds of the Specified IPO and (2) $42,500,000.”

(d)                                 Section 1.8(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(e)         [Intentionally Omitted].”

(e)                                  Section 1.8(g) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(g)         Application of Prepayments.  Subject to subsection 1.10(c), any prepayments of Term Loan pursuant to (i) subsection 1.8(c) or 1.8(d)(i) shall be applied first to prepay the next 2 installments of the Term Loan in direct order of maturity or (ii) subsection 1.8(d)(ii) shall be applied first to prepay the next 6 installments of the Term Loan in direct order of maturity, and then, in the case of each of clauses (i) and (ii) above, to the remaining installments of principal (including the final installment) on a pro rata basis, second to prepay outstanding Swing Loans, and third to prepay outstanding Revolving Loans without a permanent reduction of the Aggregate Revolving Loan Commitment.  To the extent permitted by the foregoing sentence, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining.  Together with each prepayment under this Section 1.8, the Borrower shall pay any amounts required pursuant to Section 10.4.”

(f)                                   Section 1.12(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d)         (i) Each tranche of Incremental Term Loans shall be in an aggregate principal amount that is not less than $6,000,000, and (ii) the aggregate amount of the Incremental Term Loans shall not exceed $35,000,000 (the “Incremental Availability”).”

(g)                                  Section 3.11(b) of the Credit Agreement is hereby amended by replacing the date “December 28, 2009” with “January 2, 2012”.

(h)                                 Section 3.11(e) of the Credit Agreement is hereby deleted in its entirety.

(i)                                     Section 4.1(b) of the Credit Agreement is hereby amended by amending and restating the phrase “not later than thirty (30) days after the end of each Fiscal Period of each year (except in the case of any Fiscal Period that coincides with the end of a Fiscal Quarter, in which case forty five (45) days after the end of such Fiscal Period)” with the phrase “not later than forty five (45) days after the end of each Fiscal Quarter of each Fiscal Year”.

(j)                                    Section 4.1 of the Credit Agreement is hereby amended by inserting the following phrase at the end thereof:

“Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) (other than with respect to the last Fiscal Quarter of each Fiscal Year) of this Section 4.1 to provide financial statements of the Borrower and its Subsidiaries may be satisfied by furnishing to the Agent the Borrower’s Form 10-K or 10-Q, as applicable, as filed with the Securities and Exchange Commission.”

(k)                                 Section 4.2(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(e)         promptly upon receipt thereof, copies of any final reports submitted by the certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements of any Credit Party made by such accountants, including any final comment letters submitted by such accountants to management of any Credit Party in connection with their services; provided that no such reports or letters created in connection with an initial public offering shall be required to be delivered;”

(l)                                     Section 4.2(g) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(g)         promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which the Borrower or its Subsidiaries may make to, or file with, the United Stated Securities and Exchange Commission or any successor or similar Governmental Authority; and”

(m)                             Section 4.3(j) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(j)          the creation or establishment of any Subsidiary; and”

(n)                                 Section 4.13(b) of the Credit Agreement is hereby amended by inserting the following phrase at the end of the last sentence thereof:

“; provided, that the foregoing requirements shall not apply to any parcel of real property if Borrower notifies Agent in writing that a Credit Party intends to enter into a sale leaseback transaction with respect to such real property in accordance with Section 5.18, provided, further, that if such sale leaseback transaction is not completed within the period provided in Section 5.18 (as may be extended by the Agent in its discretion) the foregoing requirements shall apply on the first day immediately following expiration of such period or such later date permitted by the Agent.”

(o)                                 Section 5.2(b) of the Credit Agreement is hereby amended by replacing the phrase “recomputed for the most recent quarter for which financial statements have been delivered pursuant to Section 4.1” appearing therein with the phrase “recomputed for the most recent fiscal period for which financial statement have been delivered pursuant to Section 4.1”.

(p)                                 Section 5.2(e) of the Credit Agreement is hereby amended by replacing the occurrence of the term “Parent” appearing therein with the phrase “the Borrower”.

(q)                                 Section 5.2(m) of the Credit Agreement is hereby amended by deleting the phrase “(other than Parent)” appearing therein.

(r)                                    Section 5.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end clause (o) thereof, (ii) replacing the period at the end of clause (p) thereof with the phrase “; and” and (iii) inserting the following new clause (q) at the end thereof:

“(q) dispositions of real property in accordance with Section 5.18; provided, that (i) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition, and (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash.”

(s)                                   Section 5.4(b) of the Credit Agreement is hereby amended by deleting the phrase “(other than Parent)” appearing therein.

(t)                                    Section 5.4(f) of the Credit Agreement is hereby amended by replacing each occurrence of the term “Parent” appearing therein with the phrase “the Borrower”.

(u)                                 Section 5.5(i) of the Credit Agreement is hereby amended by replacing each occurrence of the term “Parent” appearing therein with the phrase “the Borrower”.

(v)                                 Section 5.6(e) of the Credit Agreement is hereby amended by replacing each occurrence of the term “Parent” appearing therein with the phrase “the Borrower”.

(w)                               Section 5.6(f) of the Credit Agreement is hereby amended by replacing the phrase “the Parent, Borrower” appearing therein with the phrase “the Borrower”.

(x)                                 Section 5.7(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a)         payment of reasonable compensation to (i) directors and Affiliates (other than officers and employees), of such Credit Party or Subsidiary in the form of Stock and Stock Equivalents of the Borrower, and other compensation not exceeding $1,000,000 in the aggregate for such other compensation, to all such directors and Affiliates in any Fiscal Year and (ii) to officers and employees of such Credit Party or Subsidiary, in each case, for actual services rendered (including severance) to the Credit Parties and their Subsidiaries in the Ordinary Course of Business;”

(y)                                 Section 5.7(b) of the Credit Agreement is hereby amended by replacing the semicolon appearing at the end thereof with the phrase “; and”.

(z)                                  Section 5.7(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c)         within thirty (30) days following the Specified IPO, payment of (i) management fees owed to Sponsor pursuant to the Management Agreement for periods prior to the consummation of the Specified IPO in an amount not to exceed $250,000, (ii) payment of a fee relating to the termination of the Management Agreement in connection with the Specified IPO in an amount not to exceed $1,000,000 and (iii) reimbursement of accrued expenses of Sponsor in an aggregate amount not to exceed $100,000.”

(aa)                          Sections 5.7(d) and 5.7(e) of the Credit Agreement are hereby deleted.

(bb)                          Section 5.9(h) of the Credit Agreement is hereby amended by deleting the phrase “(other than Parent)” appearing therein.

(cc)                            Section 5.11(b)(ii) of the Credit Agreement is hereby amended by replacing the phrase “recomputed for the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 4.1” appearing therein with the phrase “recomputed for the most recent fiscal period for which financial statements have been delivered pursuant to Section 4.1”.

(dd)                          Sections 5.11(b) and (d) of the Credit Agreement are hereby amended by replacing each occurrence of the term “Parent” with the phrase “the Borrower”.

(ee)                            Section 5.11(f) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(f)          the Borrower may (i) make a dividend to Parent to allow Parent to make the payments described in Section 5.7(c) and (ii) consummate a reverse stock split in connection with the Specified IPO;”

(ff)                              Section 5.11(h) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(h)         the Borrower may declare and make dividend payments or other distributions to its equity holders in an aggregate amount that does not exceed the aggregate Available Basket Amount at the time of making such Restricted Payment; provided, that immediately before and after giving pro forma effect to any such Restricted Payment (i) no Default or Event of Default has occurred and is continuing, (ii) the Credit Parties are in compliance with the covenants set forth in Article VI on the last day of the most recently completed fiscal period for which financial statements have been delivered pursuant to Section 4.1 as of such last day, calculated as if the applicable Restricted Payment had been made on the last day of such fiscal period and (iii) the Effective Leverage Ratio on the last day of the most recently completed fiscal period for which financial statements have been delivered pursuant to Section 4.1 as of such last day is at or below 4.1:1.0, calculated as if the applicable Restricted Payment had been made on the last day of such fiscal period.”

(gg)                            Section 5.11 of the Credit Agreement is hereby amended by inserting the following clauses (i) and (j) at the end thereof:

“(i)          netting of shares under stock option plans to settle option price payments owed by employees and officers of Borrower with respect thereto, and netting of shares to settle such employees’ and officers’ federal, state and income tax liabilities (if any) related to restricted stock units and similar stock based awards thereunder; and

(j)            any Credit Party may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement.”

(hh)                          Section 5.12 of the Credit Agreement is hereby amended by deleting the second sentence thereof.

(ii)                                  Section 5.13 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“5.13      Change in Structure.  Except as expressly permitted hereunder, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, make any material changes in its equity capital structure (including in the terms of its outstanding Stock or Stock Equivalents), or amend any of its Organization Documents in any respect materially adverse to Agent (in its capacity as such) or Lenders (in their capacities as such), except for such changes and amendment to Borrower’s equity capital structure and Borrower’s Organization Documents which are, in each case, made on or prior to the consummation of the Specified IPO in order to implement the new equity capital structure of Borrower contemplated by the Specified IPO.”

(jj)                                Section 5.16(b)(ii) of the Credit Agreement is hereby amended by replacing the term “Parent” appearing therein with the phrase “the Borrower”.

(kk)                          Section 5.18 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“5.18      Sale-Leasebacks.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets, except for sale leaseback transactions to the extent (i) the applicable real property is sold and leased back by the applicable Credit Parties within 365 days (or such longer period agreed to by Agent) of the original acquisition thereof by the applicable Credit Party, (ii) the proceeds of all such sales are reinvested or used to prepay Loans to the extent required by subsection 1.8(c), (iii) the aggregate consideration received by all Credit Parties for all such transactions shall not exceed $10,000,000 in any Fiscal Year and $30,000,000 during the term of this Agreement, (iv) no Default or Event of Default has occurred and is continuing at the time of such sale and (v) Borrower has delivered evidence reasonably satisfactory to Agent that entering into the applicable lease will not violate Section 5.21.”

(ll)                                  Section 5.20 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“5.20      Intentionally Omitted.”

(mm)                  Section 5.21 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“5.21      Lease Obligations.  The Credit Parties shall not enter into any new lease obligations as lessee (a) for the rental or hire of real property in connection with any sale and leaseback transaction or (b) for the rental or hire of other real property of any kind under leases or agreements to lease having an original term of one year or more, unless on the last day (the “Reference Day”) of the then most recently ended Fiscal Quarter (the “Reference Fiscal Quarter”) for which financial statements (the “Reference Financial Statements”) for the fiscal period which ends on the last day of such Fiscal Quarter have been delivered hereunder, the Effective Leverage Ratio was at or below 0.125:1.00 less than the maximum Effective Leverage Ratio permitted under Section 6.2 for such Reference Day; provided, if the foregoing test was not satisfied for an applicable Reference Day, the Credit Parties may on any day (a “Lease Day”) still enter into one or more leases described in clauses (a) and (b) above during the period (the “Pro Forma Period”) from and including the date that the Reference Financial Statements were delivered pursuant to Section 4.1(b) until and including the date for which financial statements are delivered for the fiscal period which ends on the last day of the Fiscal Quarter immediately following the Reference Fiscal Quarter if after giving pro forma effect to any such lease (and all other leases entered into during the Pro Forma Period), the Effective Leverage Ratio as of the last day (an “ELR Day”) of the then most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 4.1(b) (the four Fiscal Quarters ending on the ELR Day, the “Rolling Period”) is at or below 0.125:1.00 less than the maximum Effective Leverage Ratio permitted under Section 6.2 for such Reference Day (and such pro forma calculation shall be made (i) substituting the outstanding principal balance of the Term Loan on the Lease Day for the principal balance of the Term Loan on the ELR Day, (ii) substituting the average daily balance of the Revolving Loans and Swing Loans for the immediately preceding 30 days prior to the Lease Day for the average daily balance of the Revolving Loans and Swing Loans for the immediately preceding 30 days prior to the ELR Day and (iii) assuming all leases entered into or contemplated to be entered into during the Pro Forma Period had been entered into as of the first day of the Rolling Period).”

(nn)                          Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“6.1        Capital Expenditures.  The Credit Parties and their Subsidiaries shall not make Capital Expenditures for any Fiscal Year (or shorter period) set forth below in excess of the amount set forth in the table below (the “Capital Expenditure Limitation”) with respect to such Fiscal Year (or shorter period):

Fiscal Period	Capital Expenditure Limitation

Fiscal Year ending January 2, 2012	$42,750,000

Fiscal Year ending December 31, 2012	$40,000,000

Fiscal Year ending December 30, 2013	$48,100,000

Fiscal Year ending December 29, 2014	$48,300,000

Fiscal Year ending December 28, 2015 and each Fiscal Year thereafter	$51,400,000

; provided, however, in the event the Credit Parties and their Subsidiaries do not expend the entire Capital Expenditure Limitation in any Fiscal Year, the Credit Parties and their Subsidiaries may carry forward to the immediately succeeding Fiscal Year the lesser of (a) the unutilized portion and (b) $10,000,000; provided, however that the foregoing shall not apply to the Capital Expenditure Limitation for the Fiscal Year ending December 31, 2012 which shall in all events be $40,000,000; provided, further, however, that Capital Expenditures made during the term of this Agreement with the proceeds of the Specified IPO in an aggregate amount not to exceed the amount set forth in the table below opposite the amount which the Borrower prepays the Loans in accordance with Section 1.8(d)(ii) shall not apply to the Capital Expenditure Limitation:

Amount of Prepayment	Amount Excluded from Capital Expenditure Limitation
> $42,500,000	$20,000,000
<$42,500,000 but > $41,000,000	$19,000,000
<$41,000,000 but > $40,000,000	$18,000,000
<$40,000,000 but > $39,000,000	$17,000,000
<$39,000,000 but > $38,000,000	$16,000,000
< $38,000,000	$15,000,000

“Capital Expenditures” shall be calculated in the manner set forth in Exhibit 4.2(b).”

(oo)                          Section 6.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

6.2.         Effective Leverage Ratio.  The Credit Parties shall not permit the Effective Leverage Ratio calculated for the date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

Date	Maximum Leverage Ratio

June 20, 2011	5.50:1.00
September 12, 2011	5.50:1.00
January 2, 2012	5.40:1.00
March 26, 2012	5.40:1.00
June 18, 2012	5.00:1.00
September 10, 2012	5.00:1.00
December 31, 2012	4.75:1.00
March 25, 2013	4.75:1.00
June 17, 2013	4.75:1.00
September 9, 2013	4.75:1.00
December 30, 2013	4.50:1.00
March 24, 2014	4.50:1.00
June 16, 2014	4.50:1.00
September 8, 2014 and the last day of each Fiscal Quarter ending thereafter	4.25:1.00

“Effective Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

(pp)                          Section 7.1(k) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(k)         Ownership. Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Voting Stock of the Borrower (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right) unless the Permitted Equity Investors (A) beneficially own, in the aggregate, a greater percentage of the outstanding Voting Stock of the Borrower than such “person” or “group” (that acquired, or has the right to acquire, at least 35%) or (B) have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower.”

(qq)                          Section 8.5(b) of the Credit Agreement is hereby amended by (i) replacing the phrase “Parent, Borrower” appearing therein with the phrase “the Borrower” and (ii) replacing each occurrence of the phrase “Parent and Borrower” appearing therein with the phrase “the Borrower”.

(rr)                                Section 9.9(a) of the Credit Agreement is hereby amended by replacing each occurrence of the phrase “Parent, Borrower” appearing therein with the phrase “the Borrower”.

(ss)                              Section 9.9(f) of the Credit Agreement is hereby amended by replacing the phrase “Borrower and Parent” appearing therein with the phrase “the Borrower”.

(tt)                                Section 11.1 of the Credit Agreement is hereby amended by inserting therein the following defined terms therein in their proper alphabetical order:

““Available Basket Amount” means, at any time (the “Reference Time”), (a) the sum of (i) 50% of net income, determined in accordance with GAAP, of Borrower and its Subsidiaries on a consolidated basis for the period consisting of each full Fiscal Quarter which starts and ends after the Specified IPO is consummated and, in each case, for which financial statements have been delivered pursuant to Section 4.1 and (ii) the Net Issuance Proceeds of the issuance of, or issuances of, Stock or Stock Equivalents (including any capital contribution but excluding Net Issuance Proceeds of the Specified IPO) received by Borrower during the period commencing on the day after the Specified IPO is consummated and ending on the applicable Reference Time and which are not required to be applied to the Loans in accordance with Section 1.8(d), minus (b) the aggregate amount of any Restricted Payments made prior to the Reference Time pursuant to Section 5.11(h) during the period commencing on the date the Specified IPO is consummated and ending on the applicable Reference Time.

““Permitted Equity Investors” means Sponsor and any director or executive officer of the Borrower.”

(uu)                          Section 11.1 of the Credit Agreement is hereby further amended by amending and restating the defined term “Credit Parties” to read in its entirety as follows:

““Credit Parties” means Borrower and each other Person (other than Parent) (i) which executes this Agreement as a “Credit Party”, (ii) which executes a guaranty of the Obligations, (iii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iv) all of the Stock of which is pledged to Agent for the benefit of the Secured Parties.”

(vv)                          Section 11.1 of the Credit Agreement is hereby further amended by replacing each occurrence of the phrase “Parent, the Borrower” appearing in the defined term “Excluded Account” with the phrase “the Borrower”.

(ww)                    Section 11.1 of the Credit Agreement is hereby further amended by replacing the term “Parent” appearing in clause (a) and (d) of the definition of “Excluded Equity Issuance” therein with the phrase “the Borrower”.

(xx)                          Section 11.1 of the Credit Agreement is hereby further amended by replacing the term “Parent” appearing in the definition of “First Tier Foreign Subsidiary” with the phrase “the Borrower”.

(yy)                          Section 11.1 of the Credit Agreement is hereby further amended by replacing the term “Parent” appearing in the definition of “Net Proceeds” with the phrase “the Borrower”.

(zz)                            Section 11.1 of the Credit Agreement is hereby further amended by (i) replacing the term “Parent” appearing in the definition of “Permitted Acquisition” with the phrase “the Borrower” and (ii) amending and restating clause (f) of the definition of “Permitted Acquisition” to read in its entirety as follows:

“(f)                             the total consideration paid or payable (including without limitation, any deferred payment) for all Acquisitions consummated during the term of this Agreement shall not exceed (i) $25,000,000 in the aggregate for all such Acquisitions in any Fiscal Year and (ii) $75,000,000 in the aggregate for such Acquisition during the term of this Agreement, plus in each case the proceeds of the Incremental Term Facilities and consideration financed with the proceeds of the issuance of, or issuances of, Stock or Stock Equivalents (other than Stock or Stock Equivalents that are described in clause (h) of the definition of Indebtedness or contributions in respect thereof);”

(aaa)                      Section 11.1 of the Credit Agreement is hereby further amended by amending and restating the defined term “Voting Stock Parent” to read in its entirety as follows:

““Voting Stock of the Borrower” means the Stock issued by the Borrower, which grants the holders of such Stock the right to vote for members of the board of directors or equivalent governing body of the Borrower.”

(bbb)                   Exhibit A to Exhibit 4.2(b) of the Credit Agreement is hereby amended by replacing the phrase “Scheduled principal payments of Indebtedness” with the phrase “Scheduled principal payment of Indebtedness (it being agreed that solely for the purpose of this Exhibit A to Exhibit 4.2(b), prepayments from proceeds of the Specified IPO which are applied to scheduled principal payments of the Term Loan shall be deemed to be applied to all then remaining scheduled principal payments of the Term Loan (including the final installment) on a pro rata basis regardless of the actual application thereof )”.

(ccc)                      Exhibit B to Exhibit 4.2(b) of the Credit Agreement is hereby amended by replacing the phrase “(it being agreed that fees and expenses in connection with a Qualified IPO shall not be subject to this cap)” with the phrase “(it being agreed that fees and expenses in connection with the Specified IPO shall not be subject to this cap).”

(ddd)                   Exhibit B to Exhibit 4.2(b) of the Credit Agreement is hereby further amended by replacing the sentence “Consolidated Restaurant Pre-Opening costs in any measurement period shall not exceed an average of $350,000 during such period for each single new or converted unit location or restaurant” with the sentence “Consolidated Restaurant Pre-Opening costs in any measurement period shall not exceed an average of $400,000 during such period for each single new or converted unit location or restaurant.”

(eee)                      Exhibit B to Exhibit 4.2(b) of the Credit Agreement is hereby further amended by adding the following as the last line item in the calculation of EBITDA:

“A one time fee relating to the termination of Management Agreement in connection with the Specified IPO in an amount not to exceed $1,000,000                          $                      ”

3                                         Release of Certain Liens. Upon the consummation of the Specified IPO and the payment of all amounts required to be paid to the Agent pursuant to Section 1.8(d)(ii), all the Liens granted by Parent pursuant to any Collateral Document (including in the equity interests of Borrower) are hereby released (and the Agent is hereby authorized and directed, at the expense of the Borrower, to take all such actions, and execute all such documents or agreements, as are reasonably requested by the Borrower to evidence the foregoing).  Notwithstanding anything to the contrary set forth in any Loan Document, Parent may be dissolved at any time after consummation of the Specified IPO.

4                                         Amendment Fee.  Within one (1) Business Day following the receipt by Borrower of proceeds from the Specified IPO, Borrower shall pay to each Lender party to this Amendment an amendment fee, in immediately available funds, equal to the product of (A) .00125 multiplied by (B) the sum of the unpaid principal amount of the Term Loan and the amount of Revolving Loan Commitments held by such Lender immediately prior to the Fourth Amendment Effective Time (it being understood and agreed that such amendment fee shall be fully earned and non-refundable when paid).

5                                         Conditions to Effectiveness.  This Amendment shall be effective at the time this Amendment shall have been duly executed and delivered by the Borrower, the Agent and the Required Lenders (the “Fourth Amendment Effective Time”).

6                                         Representations and Warranties.  In order to induce the Agent and the Required Lenders to enter into this Amendment, the Borrower and each other Credit Party, jointly and severally, represents and warrants to Agent and each Lender the following are, and after giving effect to this Amendment will be, true, correct and complete as of the Fourth Amendment Effective Time:

(a)                                 the execution, delivery and performance of this Amendment by each of the Credit Parties party hereto have been duly authorized by all necessary action, and do not and will not:

(i)                                     contravene the terms of any of that Person’s Organization Documents;

(ii)                                  conflict with or result in any material breach or contravention of, or result of the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii)                               violate any material Requirement of Law in any material respect;

(b)                                 this Amendment constitutes the legal, valid and binding obligations of each Credit Party party hereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(c)                                  upon the effectiveness of this Amendment, all of the representations and warranties by each Credit Party contained in the Credit Agreement or in any other Loan Document are true or correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of the effectiveness of this Amendment, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true or correct in all material respects as of such earlier date); and

(d)                                 no Default or Event of Default has occurred and is continuing or would result after giving effect to this Amendment.

7                                         Miscellaneous.

7.1                               Effect; Ratification.

(a)                                 Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of, or preclude, any right, remedy, power or privilege of the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth in this Amendment.

(c)                                  Upon the effectiveness of this Amendment, each reference in the Credit Agreement and the other Loan Documents referenced herein to “this Amendment”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement and such other Loan Document as amended hereby.

(d)                                 Each of the Credit Parties acknowledges and agrees that the amendments and waivers set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by the Agent and the Required Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document or (ii) to create a course of dealing or otherwise obligate the Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future.

7.2                               Counterparts and Signatures by Fax.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.  Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

7.3                               Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7.4                               Loan Document.  This Amendment shall constitute a Loan Document.

7.5                               Costs And Expenses.  As provided in Section 9.5 of the Credit Agreement, the Borrower shall reimburse the Agent for all reasonable out-of-pocket fees, costs and expenses incurred by it or any of its Related Persons, including Attorney Costs to the Agent, in connection with this Amendment.

7.6                               Reaffirmation.  Each of the Credit Parties and their respective Subsidiaries party to this Amendment hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Amendment, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

7.7                               GOVERNING LAW.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement.

7.8                               Termination.  This Amendment shall terminate and have no effect if the Specified IPO does not occur on or prior to July 31, 2012.

[Balance of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to Credit Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

IGNITE RESTAURANT GROUP, INC.

By:
Name:
Title:

JCS HOLDINGS, LLC

By:
Name:
Title:

CRAB ADDISON, INC.

By:
Name:
Title:

JOE’S CRAB SHACK — TEXAS, INC.

By:
Name:
Title:

JOE’S CRAB SHACK—SAN DIEGO, INC.

By:
Name:
Title:

JOE’S CRAB SHACK — REDONDO BEACH, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO
AMENDMENT NO. 4 TO CREDIT AGREEMENT]

JOE’S CRAB SHACK — KANSAS, INC.

By:
Name:
Title:

BHTT ENTERTAINMENT, INC.

By:
Name:
Title:

IGNITE RESTAURANTS — NEW JERSEY, INC.

By:
Name:
Title:

JOE’S CRAB SHACK — ALABAMA PRIVATE CLUB, INC.

By:
Name:
Title:

JOE’S CRAB SHACK — MARYLAND, INC.

By:
Name:
Title:

JCS MONMOUTH MALL — NJ, LLC
by Crab Addison, Inc., its manager

By:
Name:
Title:

[SIGNATURE PAGE TO
AMENDMENT NO. 4 TO CREDIT AGREEMENT]

JOE’S CRAB SHACK — ABINGDON MD, INC.

By:
Name:
Title:

JOE’S CRAB SHACK — HUNT VALLEY MD, INC.

By:
Name:
Title:

JOE’S CRAB SHACK — HUNT VALLEY MD, INC.

By:
Name:
Title:

JOE’S CRAB SHACK — ANNE ARUNDEL MD, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO
AMENDMENT NO. 4 TO CREDIT AGREEMENT]

[SIGNATURE PAGE TO
AMENDMENT NO. 4 TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to Credit Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as the Agent and as a Lender

By:
Name:
Its Duly Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to Credit Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

, as a Lender

By:
Name:
Title: